Exhibit 4.6

FIFTH SUPPLEMENTAL INDENTURE

This Fifth Supplemental Indenture (this “Supplemental Indenture”), dated as of March 21, 2014, is by and among Regency Energy Partners LP, a Delaware limited partnership (“Regency”), Regency Energy Finance Corp., a Delaware corporation (“Regency Finance” and, together with Regency, the “Successor Entities”), the subsidiary guarantors party hereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee under each of the 2018 Indenture, 2020 Indenture and 2021 Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, PVR Partners, L.P., a Delaware limited partnership (“PVR Partners”), and Penn Virginia Resource Finance Corporation, a Delaware corporation (“PVR Finance”), have duly issued 8 1⁄4% Senior Notes due 2018 (the “2018 Notes”) in an aggregate principal amount of $300,0000,000, pursuant to an Indenture (the “Base Indenture”) dated as of April 27, 2010, by and among PVR Partners, PVR Finance, the guarantors party thereto and the Trustee, as amended and supplemented by the First Supplemental Indenture dated as of April 27, 2010, and the Third Supplemental Indenture dated as of May 17, 2012 (the Base Indenture as so amended and supplemented, the “2018 Indenture”);

WHEREAS, PVR Partners and Penn Virginia Resource Finance Corporation II, a Delaware corporation (“PVR Finance II”), have duly issued (i) 8 3⁄8% Senior Notes due 2020 (the “2020 Notes”) in an aggregate principal amount of $600,000,000, pursuant to the Base Indenture, as amended and supplemented by the Second Supplemental Indenture dated as of May 17, 2012 (the Base Indenture as so amended and supplemented, the “2020 Indenture”), and (ii) 6 1⁄2% Senior Notes due 2021 (the “2021 Notes” and, together with the 2018 Notes and the 2020 Notes, the “Notes”) in an aggregate principal amount of $400,000,000, pursuant to the Base Indenture, as amended and supplemented by the Fourth Supplemental Indenture dated as of May 9, 2013 (the Base Indenture, as so amended and supplemented, the “2021 Indenture”);

WHEREAS, the Notes are the only series of securities outstanding under the 2018 Indenture, 2020 Indenture and 2021 Indenture on the date hereof;

WHEREAS, Regency, together with RVP LLC and Regency GP LP, has entered into that certain Agreement and Plan of Merger, dated as of October 9, 2013, as amended by Amendment No. 1 thereto, dated as of November 7, 2013, with PVR Partners and PVR GP, LLC, pursuant to which PVR Partners will be merged with and into Regency (the “PVR Merger”), with Regency surviving the PVR Merger;

WHEREAS, PVR Finance and PVR Finance II have entered into that certain Agreement and Plan of Merger, dated as of March 21, 2014, with Regency Finance, pursuant to which each of PVR Finance and PVR Finance II will merge with and into Regency Finance (the “Finance Merger” and, together with the PVR Merger, the “Mergers”), with Regency Finance surviving the Finance Merger;

WHEREAS, Section 5.01(a) of each of the 2018 Indenture, 2020 Indenture and 2021 Indenture provides that the Issuers may consolidate with or merge into any other Person if, among other things, the Person into which such Issuer is consolidated with or merged into expressly assumes, by an indenture supplemental thereto, executed and delivered to the Trustee, such Issuer’s obligations under the 2018 Indenture, 2020 Indenture and 2021 Indenture, as applicable;

WHEREAS, Section 9.01 of each of the 2018 Indenture, 2020 Indenture and 2021 Indenture provides that, without the consent of any Holders, the Issuers, the Subsidiary Guarantors and the Trustee may enter into an indenture supplemental thereto to evidence the succession of another person to provide for the assumption of an Issuer’s obligations to the Holders of the 2018 Notes, 2020 Notes and 2021 Notes, as applicable, in the case of a merger;

WHEREAS, the Successor Entities and the Subsidiary Guarantors desire and have requested the Trustee to join with the Successor Entities and the Subsidiary Guarantors in entering into this Supplemental Indenture for the purpose of evidencing (i) the assumption by Regency of PVR Partners’ obligations to the Holders of the Notes under the 2018 Indenture, 2020 Indenture and 2021 Indenture, as the case may be, and (ii) the assumption by Regency Finance of PVR Finance’s obligations to the Holders of the 2018 Notes under the 2018 Indenture and of PVR Finance II’s obligations to the Holders of the 2020 Notes and 2021 Notes under the 2020 Indenture and 2021 Indenture, respectively;

WHEREAS, the Successor Entities have delivered to the Trustee a Joint Officers’ Certificate and an Opinion of Counsel, each stating that the Mergers and this Supplemental Indenture comply with Article 5 of the 2018 Indenture, 2020 Indenture and 2021 Indenture, as applicable, and that all conditions precedent provided therein relating to the Mergers and the execution and delivery of this Supplemental Indenture have been complied with;

WHEREAS, the Successor Entities have been authorized by Board Resolutions or equivalent corporate or partnership action, as applicable, to enter into this Supplemental Indenture;

WHEREAS, pursuant to Section 9.01 of the 2018 Indenture, 2020 Indenture and 2021 Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Successor Entities to make this Supplemental Indenture valid and binding on the Successor Entities have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Successor Entities, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the 2018 Notes, 2020 Notes and 2021 Notes as follows:

ARTICLE ONE

Section 1.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the 2018 Indenture, 2020 Indenture and 2021 Indenture, as applicable.

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ARTICLE TWO

Section 2.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by the Successor Entities, the subsidiary guarantors party hereto and the Trustee.

Section 2.02. ASSUMPTION OF OBLIGATIONS. Regency hereby expressly assumes the obligations of PVR Partners under the 2018 Indenture, 2020 Indenture and 2021 Indenture, the Notes and any applicable registration statement to be performed or observed. Regency Finance hereby expressly assumes the obligations of PVR Finance under the 2018 Indenture to be performed or observed and PVR Finance II under the 2020 Indenture, and 2021 Indenture, the Notes and any applicable registration statement to be performed or observed.

Section 2.03. CONFIRMATION OF GUARANTEE. The Subsidiary Guarantors hereby confirm that their Guarantees shall apply to the obligations of the Successor Entities in accordance with the Notes and each of the 2018 Indenture, 2020 Indenture and 2021 Indenture.

Section 2.04. NOTICES. All notices or other communications to the Successor Entities shall be given as provided in the 2018 Indenture, 2020 Indenture and 2021 Indenture addressed as follows:

Regency Energy Partners LP

Regency Energy Finance Corp.

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

Attn: Chief Legal Officer

Facsimile: (214) 750-1749

ARTICLE THREE

Section 3.01. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE. Each of the 2018 Indenture, 2020 Indenture and 2021 Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Successor Entities, the Subsidiary Guarantors and the Trustee, this Supplemental Indenture shall form a part of each of the 2018 Indenture, 2020 Indenture and 2021 Indenture for all purposes, and the Successor Entities, the Subsidiary Guarantors, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the 2018 Indenture, 2020 Indenture or 2021 Indenture, whether within such indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.

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Section 3.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.03. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Successor Entities and the Subsidiary Guarantors and the Trustee assumes no responsibility for their correctness.

Section 3.04. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the Successor Entities and the Subsidiary Guarantors in this Supplemental Indenture shall bind their successors and assigns.

Section 3.05. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 3.06. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.07. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the 2018 Indenture, 2020 Indenture and 2021 Indenture shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the 2018 Indenture, 2020 Indenture and 2021 Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

SUCCESSOR ENTITIES:

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner

By: Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Executive Vice President and Chief Financial Officer

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Vice President

Signature Page to Fifth Supplemental Indenture

SUBSIDIARY GUARANTORS

PVR FINCO LLC

By:	Regency Energy Partners LP, its sole member

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Executive Vice President and Chief Financial Officer

PENN VIRGINIA OPERATING CO., LLC
PVR MIDSTREAM LLC

By:	PVR FINCO LLC, their sole member

By:	Regency Energy Partners LP, its sole member

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Fifth Supplemental Indenture

CONNECT ENERGY SERVICES, LLC
CONNECT GAS PIPELINE LLC
PVR GAS PIPELINE, LLC
PVR GAS PROCESSING, LLC
PVR HYDROCARBONS LLC
PVR LAVERNE GAS PROCESSING LLC
PVR MARCELLUS GAS GATHERING, LLC
PVR GAS GATHERING, LLC

By:	PVR MIDSTREAM LLC, their sole member

By:	PVR FINCO LLC, its sole member

By:	Regency Energy Partners LP, its sole member

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Fifth Supplemental Indenture

PVR WATER SERVICES, LLC
PVR NEPA GAS GATHERING, LLC

By: PVR MARCELLUS GAS GATHERING, LLC, their sole member

By:	PVR MIDSTREAM LLC, its sole member

By:	PVR FINCO LLC, its sole member

By:	Regency Energy Partners LP, its sole member

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Fifth Supplemental Indenture

DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC

By:	PENN VIRGINIA OPERATING CO., LLC, their sole member

By:	PVR FINCO LLC, its sole member

By:	Regency Energy Partners LP, its sole member

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Fifth Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:	/s/ John Stohlmann
Name:	John Stohlmann
Title:	Vice President

Signature Page to Fifth Supplemental Indenture